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Exhibit 99.1

To: Common Stockholders of Forestar Group Inc.

Subject: Election Form and Letter of Transmittal for the Merger between Forestar Group Inc. ("Forestar") and a wholly owned subsidiary of D.R. Horton, Inc. ("D.R. Horton")

        Pursuant to that certain Agreement and Plan of Merger, dated as of June 29, 2017, as it may be amended from time to time (the "Merger Agreement"), among D.R. Horton, Force Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of D.R. Horton, and Forestar, Merger Sub will merge with and into Forestar (the "Merger") and Forestar will continue as the surviving entity in the Merger, subject to certain closing conditions, including the receipt of stockholder approval. Following the effective time of the Merger, as a result of the Merger, D.R. Horton will own approximately 75% of Forestar's common stock and Forestar stockholders immediately prior to the Merger will own approximately 25% of Forestar's common stock. We are sending you the enclosed Election Form and Letter of Transmittal (the "Election Form") for your use in making an election as to how you would like to be paid for the existing shares of Forestar common stock that you hold as of the effective time of the Merger. If the Merger is completed, for each existing share of Forestar common stock that you own, unless you have properly exercised your appraisal rights with respect to such shares, you will be entitled to elect to receive either (i) an amount in cash equal to $17.75, without interest and less applicable withholding taxes (the "cash consideration"), or (ii) one new share of Forestar common stock (the "stock consideration"), in each case subject to proration such that D.R. Horton will buy approximately 75% of the new shares of Forestar common stock for cash. You may also decide not to make an election with respect to the form of merger consideration you will receive.

        Forestar is holding a special meeting of stockholders on October 3, 2017 (the "Special Meeting") for its stockholders to vote on a proposal to adopt the Merger Agreement and approve the Merger. Forestar and Computershare Inc., the exchange agent (the "Exchange Agent"), are sending you the Election Form in advance of the Special Meeting so that you can timely return the Election Form. If the conditions to the closing of the Merger are not satisfied, including because Forestar stockholders do not approve the Merger Agreement, the Election Form will not be given effect, and you will continue to own your shares of Forestar common stock as you currently own them and any certificates for Forestar common stock will be returned to you.

        It is important that you respond to the enclosed Election Form and indicate your preference as to the type of payment you wish to receive should Forestar stockholders approve the Merger and the Merger closes. Any election you make will be subject to the proration and adjustment procedures contemplated by the Merger Agreement. You should refer to the Merger Agreement and the proxy statement/prospectus prepared in connection with the Merger (the "Proxy Statement/Prospectus") that is being mailed to you under separate cover if you have any questions about the proration and adjustment procedures that the Exchange Agent will follow in making any adjustments to the elections you make on your Election Form. A copy of the Merger Agreement is attached to the Proxy Statement/Prospectus. If you do not mark one of the election boxes on the Election Form, your shares will be deemed "non-election" shares and will be converted into the right to receive the stock consideration or the cash consideration according to the proration and allocation rules specified in the Merger Agreement.

        To be effective, this Election Form must be received by the Exchange Agent, by no later than 5:00 p.m., Eastern Time on the sixth business day prior to the closing of the Merger, unless extended (the "Election Deadline"). D.R. Horton and Forestar will issue a press announcing the Election Deadline not more than 15 business days before, and at least five business days before, the Election Deadline. The Election Deadline could be as early as September 27, 2017, although the Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Forestar. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Forestar.

        If you have any questions regarding the instructions in this letter or in the Election Form or need additional copies of such documents, please contact D. F. King & Co., Inc. in its capacity as the Information Agent as soon as possible and they will assist you in properly completing the Election Form. Banks and brokers may call the Information Agent at (212) 269-5550. All others may contact the Information Agent toll free at (800) 290-6431. Nevertheless, please carefully follow the instructions in the Election Form and return a properly completed Election Form by the Election Deadline in order for your election to be valid. Holders of existing shares of Forestar common stock who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their existing shares of Forestar common stock to which the Election Form relates. Holders of existing shares of Forestar common stock who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form.

If delivering by U.S. mail:	If delivering by Overnight Courier or Express Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Forward-Looking Statements

        Portions of this letter and the accompanying materials may constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Although Forestar believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Forestar on the date of this document. Neither D.R. Horton nor Forestar undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Some forward-looking statements discuss D.R. Horton's and Forestar's plans, strategies and intentions. They use words such as "expects," "may," "will," "believes," "should," "would," "could," "approximately," "anticipates," "estimates," "targets," "intends," "likely," "projects," "positioned," "strategy," "future," and "plans." In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements in this document include, but are not limited to, statements regarding the expected effects on D.R. Horton and Forestar of the proposed Merger, and Master Supply Agreement, the anticipated timing and benefits of the Merger and related transactions, including future financial and operating results, and D.R. Horton's and Forestar's plans, objectives, expectations and intentions. Forward-looking statements also include all other statements in this document that are not historical facts.

        Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: Forestar's ability to obtain requisite approval from its stockholders, D.R. Horton's and Forestar's ability to satisfy the conditions to closing of the proposed Merger; other risks related to the completion of the proposed Merger and actions related thereto; there may be a material adverse change of Forestar or the business of Forestar may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; legal proceedings may be initiated related to the transaction; changes in federal or state laws or regulation may occur; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit D.R. Horton's and Forestar's ability to access capital and increase their respective costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in D.R. Horton's ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with Forestar's and

D.R. Horton's land and lot inventory; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; D.R. Horton's and Forestar's ability to execute our growth strategies, acquisitions or investments successfully; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton's and Forestar's respective annual reports on Form 10-K and their respective most recent quarterly reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission (the "SEC"). There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized.

Additional Information

        This communication may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, a Registration Statement on Form S-4 (the "Registration Statement") has been filed with the SEC containing a prospectus with respect to the new Forestar common stock to be issued in the Merger and a proxy statement of Forestar in connection with the Merger, a copy of which is being mailed to Forestar's stockholders under separate cover. SECURITY HOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FORESTAR HAS FILED OR MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Registration Statement, Proxy Statement/Prospectus and other relevant documents are available at no cost at the SEC's website at http://www.sec.gov. Investors may also obtain Forestar's SEC filings in connection with the Merger, free of charge, from Forestar's Web site (www.forestargroup.com) under the link "Investor Relations" and then under the link "Financial and SEC Reporting" and then under the tab "SEC Filings," or by directing a request to Forestar, Charles D. Jehl, Chief Financial Officer.

        D.R. Horton, Forestar and their respective directors and certain of their executive officers may be deemed to be participants in any solicitation in connection with the proposed Merger. Information regarding D.R. Horton's directors and executive officers is available in D.R. Horton's proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016. Information regarding Forestar's directors and executive officers is available in Forestar's proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on March 28, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding D.R. Horton and Forestar participants in any proxy solicitation in connection with the proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC.

        This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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  Exhibit 99.1